CONTACTS:
Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

Media
Alexis Dominguez
MediaRelations@amerantbank.com
(305) 441-8414

AMERANT BANCORP INC. DECLARES DIVIDEND

CORAL GABLES, FLORIDA, April 24, 2024. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today announced that, on April 24, 2024, the Company’s Board of Directors declared a cash dividend of $0.09 per-share of Amerant common stock. The dividend is payable on May 30, 2024, to shareholders of record at the close of business on May 15, 2024.

About Amerant Bancorp Inc. (NYSE: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S. with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the largest community bank headquartered in Florida. The Bank operates 24 banking centers – 17 in South Florida, 1 in Tampa, FL and 6 in the Houston, Texas area. For more information, visit investor.amerantbank.com.
1